Third Quarter 2014 Financial Results Conference Call November 6, 2014 NASDAQ: HDNG www.hardinge.com Douglas J. Malone Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

© Hardinge 2014 www.hardinge.com 2 Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

© Hardinge 2014 www.hardinge.com 3 Sales ($ in millions) $58 $90 $84 $109 $109 $74 $105 $121 $100 $101 $125 $147 $129 $120 $112 2010 2011 2012 2013 Q3 2014 TTM North America Europe Asia $322 $329 $257 $342 $334 $22 $36 $23 $25 $24 $27 $29 $25 $26 $21 $31 $38 $23 $28 $24 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 North America Europe Asia $71 $79 $103 Quarterly Net Sales Annual Net Sales Q3 2014 sales were impacted by deferral of shipments into the fourth quarter $80 Actual net sales may differ due to rounding. $69

© Hardinge 2014 www.hardinge.com 4 $257 $342 $334 $329 $322 $80 $103 $71 $79 $69 28.2% 29.3% 27.1% 28.0% 27.1% Q3 2013* Q4 2013* Q1 2014 Q2 2014* Q3 2014 23.9% 26.7% 29.0% 28.9% 28.0% 2010 2011 2012 2013* Q3 2014 TTM* Gross Margin Quarterly Sales & Adjusted Gross Margin* Annual Sales & Adjusted Gross Margin* Q3 2014 gross margin was impacted by lower volume when compared with the prior-year period Sales ($ in millions) * Gross Margin for Q3 2013, Q4 2013, Q2 2014, 2013 and Q3 2014 TTM were adjusted to exclude unusual items. Adjusted Gross Margin is a non-GAAP measure. See supplemental slides for Adjusted Gross Margin reconciliation and other important disclaimers regarding Adjusted Gross Margin. Amounts shown pertain to continuing operations. Actual net sales may differ due to rounding.

© Hardinge 2014 www.hardinge.com 5 $257 $342 $334 $329 $322 $80 $103 $71 $79 $69 (0.4)% 4.9% 6.1% 5.3% 2.6% 2010* 2011 2012* 2013* Q3 2014 TTM* 4.1% 8.3% (0.4)% 2.2% (2.3)% Q3 2013* Q4 2013* Q1 2014 Q2 2014* Q3 2014* Operating Margin Quarterly Sales & Adjusted Operating Margin* Annual Sales & Adjusted Operating Margin* Sales ($ in millions) * Operating Margin for Q3 2013, Q4 2013, Q2 2014, Q3 2014, 2010, 2012, 2013 and Q3 2014 TTM were adjusted to exclude unusual items. Adjusted Operating Margin is a non-GAAP measure. See supplemental slides for Adjusted Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Margin. Actual net sales may differ due to rounding. TTM period impacted by lower sales and production volumes which resulted in lower factory utilization All amounts shown pertain to continuing operations.

© Hardinge 2014 www.hardinge.com 6 $2.1 $8.4 ($0.7) $1.4 ($2.7) Q3 2013* Q4 2013* Q1 2014* Q2 2014* Q3 2014* Quarterly Adjusted Net Income (Loss)* ($3.4) $12.0 $15.4 $14.9 $6.4 2010* 2011 2012* 2013* Q3 2014 TTM* Annual Adjusted Net (Loss) Income* Net Income (Loss) ($ in millions) * Net Income (Loss) for Q3 2013, Q4 2013, Q1 2014, Q2 2014, Q3 2014, 2010, 2012, 2013 and Q3 2014 TTM and were adjusted to exclude unusual items. Adjusted Net Income is a non-GAAP measure. See supplemental slides for Adjusted Net Income (Loss) reconciliation and other important disclaimers regarding Adjusted Net Income (Loss). All amounts shown pertain to continuing operations. Q3 2014 adjusted net loss excludes a $5.4 million, after tax, impairment charge on goodwill from the Usach acquisition

© Hardinge 2014 www.hardinge.com 7 Geographic Diversity Creates Larger Addressable Market ($ in millions) Annual Orders $67 $95 $79 $86 $98 $91 $120 $106 $95 $102 $139 $157 $103 $107 $110 2010 2011 2012 2013 Q3 2014 TTM North America Europe Asia $310 $288 $372 $297 $288 Quarterly Orders $19 $24 $24 $27 $22 $28 $24 $29 $23 $26 $24 $26 $28 $30 $27 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 North America Europe Asia $80 $75 $81 $74 $71 Strength in North America and Asia offset European economic uncertainty in Q3 2014 when compared with the prior-year period Actual orders may differ due to rounding.

© Hardinge 2014 www.hardinge.com 8 ($ in millions) Backlog Lead times vary by product line  Grinding: six to nine months  Milling and turning: two to six months  Workholding parts and accessories: Standard - next day, Specials – four to eight weeks Growing Backlog in 2014 $65 $39 $43 $45 $48 $45 $42 $47 $46 $47 $13 $10 $11 $12 $12 9/30/2013 12/31/2013 3/31/2014 6/30/2014 9/30/2014 Grinding Milling & Turning Workholding Parts & Accessories $103 $123 $91 $101 $107

© Hardinge 2014 www.hardinge.com 9 Source: Oxford Economics Fall 2014 Global Machine Tool Outlook Report Emerging Economies Drive Demand $0 $20 $40 $60 $80 $100 $120 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Americas Europe Asia World M ac h in e T o ol C o n s u m p ti o n (i n U S $ b ill io n s ) Drivers of Machine Tool Consumption:  Older machines – technologically obsolete  Skilled machinists – shrinking supply  Emerging economies – growing middle class  Global competitiveness – advancing productivity 2014-2018 Forecast CAGR  World ~6%  Asia ~7%  Europe ~4%  Americas ~4% Oxford Economics Machine Tool Forecast $80 billion industry

© Hardinge 2014 www.hardinge.com 10 2014 and 2015 Expectations  2014 full year sales forecast reduced on timing of shipments  Expect fourth quarter 2014 revenue of approximately $85 million to $90 million  Continued optimistic outlook for 2015  Economists project mid- to upper-single digit machine tool consumption growth

2020 VISION

HARDINGE

Hardinge's 2020 Vision

Revenue >$600 million

EBITDA Margin: ~13%
= ~$80 million

- Capture market share with new products and improved distribution
- Penetrate new industrial and geographic end markets
- Participate in projected 6% compound annual growth rate of global machine tool demand
- Acquire additional Aftermarket Tooling and Accessories businesses (~$60 to $80 million)

Projected 2020 shareholder value

Goal:	Achieve $80 mm in EBITDA
Assumptions:	9X multiple/zero net debt/pension liability unchanged (~$30 mm): EV = $690
Results:	>$50 share price

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NASDAQ: HDNG www.hardinge.com Third Quarter 2014 Financial Results Conference Call November 6, 2014

NASDAQ: HDNG SUPPLEMENTAL INFORMATION www.hardinge.com

© Hardinge 2014 www.hardinge.com 14 60 58 57 60 61 2010 2011 2012 2013 Q3 2014 TTM Emphasis on Productivity and Cash Inventory Turns (Avg) Receivable Days Outstanding (Avg) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits  Machine tool industry requires higher inventory to support customers’ needs  At 42%, we believe our managed working capital to be in upper quartile of industry 46% 37% 41% 42% 42% 2010 2011 2012 2013 Q3 2014 TTM 1.8 2.1 1.8 1.9 2.0 2010 2011 2012 2013 Q3 2014 TTM Managed Working Capital* as a Percent of Sales (Avg)

© Hardinge 2014 www.hardinge.com 15 $157.9 $147.0 $161.2 $203.6 $197.3 $5.0 $21.5 $20.0 $26.6 $17.5 2010 2011 2012 2013 9/30/2014 Equity Debt $30.9 $21.7 $26.9 $34.7 $15.0 2010 2011 2012 2013 9/30/2014 Financial Strength and Flexibility Total Capitalization ($ in millions) $3.7 $19.2 $7.6 $3.9 $3.0 2010 2011* 2012* 2013 2014E ** * Reflects expansion capital investments in China and Switzerland of $17.2 million in 2011 and $3.3 million in 2012 ** Guidance of approximately $3 million provided on November 6, 2014 Cash & Cash Equivalents Capital Expenditures $162.9 $168.5 $181.2 $230.2 $214.8 Total Capitalization YTD 2014 capex was $1.8 million Q3 2014 Q3 2013 Cash (used in) provided by operating activities ($1.2) $6.4 CapEx (0.7) (0.6) Operating free cash flow ($1.9) $5.8

© Hardinge 2014 www.hardinge.com 16 Adjusted Gross Profit Reconciliation ($ in millions) Gross Profit and Gross Margin for 2013, Q3 2014 TTM , Q3 2013, Q4 2013 and Q2 2014 were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. Q3 2014 Q3 Q4 Q1 Q2 Q3 2010 2011 2012 2013 TTM 2013 2013 2014 2014 2014 Sales $ 257.0 $ 341.6 $ 334.4 $ 329.5 $ 321.8 $ 79.8 $ 103.1 $ 70.9 $ 78.9 $ 68.9 Cost of sales 195.7 250.5 237.6 236.2 232.5 57.7 73.7 51.7 56.9 50.2 Gross profit 61.3 91.1 96.8 93.3 89.3 22.1 29.4 19.2 22.0 18.7 Inventory step-up charge - - - 1.9 0.9 0.4 0.8 - 0.1 - Adjusted gross profit $ 61.3 $ 91.1 $ 96.8 $ 95.2 $ 90.2 $ 22.5 $ 30.2 $ 19.2 $ 22.1 $ 18.7 Adjusted gross margin 23.9% 26.7% 29.0% 28.9% 28.0% 28.2% 29.3% 27.1% 28.0% 27.1%

© Hardinge 2014 www.hardinge.com 17 Annual Adjusted Net Income and Operating Income ($ in millions) Net Income, Operating Income and Operating Margin in 2010, 2012, 2013 and Q3 2014 TTM were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net (Loss) Income and Adjusted Operating (Loss) Income, which are non-GAAP measures, assist in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. 2010 2011 2012 2013 Q3 2014 TTM Net (loss) income ($5.2) $12.0 $17.9 $9.9 ($0.7) Impairment charge - - - 6.2 11.6 Income from discontinued operations and gain on disposal of discontinued operations, net of tax (1.7) - - (5.5) (5.2) Gain on purchase of business - - - - (0.5) Inventory step-up charge - - - 1.9 0.9 Acquisition transaction expense - - 0.2 2.2 0.3 Other adjustments 3.5 - (2.7) 0.2 0.0 Net (l ss) i come / adjusted net (loss) income (3.4) 12.0 15.4 14.9 6.4 Plus: Interest expense, net 0.3 0.2 0.7 1.0 0.8 Adjusted income tax expense 2.2 4.4 4.3 1.4 1.2 Adjusted operating (loss) income ($0.9) $16.6 $20.4 $17.3 $8.4 Sales $257.0 $341.6 $334.4 $329.5 $321.7 Adjusted operating margin (0.4)% 4.9% 6.1% 5.3% 2.6%

© Hardinge 2014 www.hardinge.com 18 Quarterly Adjusted Net Income and Operating Income ($ in millions) Quarterly Net Income, Operating Income and Operating Margin in Q3 2013, Q4 2013, Q1 2014, Q2 2014 and Q3 2014 were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income (Loss) and Adjusted Operating Income (Loss), which are non- GAAP measures, assist in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Net income (loss) 1.5$ 6.1$ (0.5)$ 1.3$ (7.6)$ Impairment charge - 6.2 - - 5.4 Income from discontinued operations and gain on disposal of discontinued operations, net of tax (0.3) (5.0) (0.2) - - Gain on purchase of business - - - (0.5) Inventory step-up charge 0.4 0.8 - 0.1 - Acquisition transaction expense 0.3 0.3 - - - Other adjustments 0.2 - - - - Adjusted net income (loss) 2.1 8.4 (0.7) 1.4 (2.7) Plus: Interest expense, net 0.3 0.3 0.2 0.1 0.2 Adjusted income tax expense 0.9 (0.1) 0.2 0.2 0.9 Adjusted operating income (loss) 3.3 8.6 (0.3) 1.7 (1.6) Sales 79.8$ 103.1$ 70.9$ 78.9$ 68.9$ Adjusted operating margin 4.1% 8.3% (0.4)% 2.2% (2.3)%

Quarterly Financial Appendix

HARDINGE

($ in millions, except for per share data)	Quarter Ended							
	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013	3/31/2014	6/30/2014	9/30/2014
Sales	$ 90.6	$ 67.2	$ 79.4	$ 79.8	$ 103.1	$ 70.9	$ 78.9	$ 68.9
Cost of sales	62.9	48.2	56.6	57.7	73.7	51.7	56.9	50.2
Gross profit	27.7	19.0	22.8	22.1	29.4	19.2	22.0	18.7
Gross profit margin	*30.6%*	*28.2%*	*28.7%*	*27.7%*	*28.6%*	*27.1%*	*27.9%*	*27.1%*
Selling, general and administrative expenses	21.0	18.2	20.0	19.6	21.8	19.1	20.1	20.1
Impairment charge	-	-	-	-	6.2	-	-	5.8
Other expense (income)	0.2	0.3	0.1	(0.1)	0.1	0.4	0.3	(0.3)
Income (loss) from operations	6.5	0.5	2.7	2.6	1.3	(0.3)	1.6	(6.9)
Operating margin	*7.2 %*	*0.7 %*	*3.4 %*	*3.2 %*	*1.3 %*	*(0.4)%*	*2.1 %*	*(10.0)%*
Interest expense, net	0.10	0.2	0.3	0.3	0.3	0.2	0.1	0.2
Income (loss) from continuing before income taxes	6.4	0.3	2.4	2.3	1.0	(0.5)	1.5	(7.1)
Income tax (benefit) expense	(1.4)	0.3	0.3	1.1	(0.1)	0.2	0.3	0.5
Income (loss) from continuing operations	$ 7.8	$ 0.0	$ 2.1	$ 1.2	$ 1.1	$ (0.7)	$ 1.3	$ (7.7)
Income from discontinued operations, net of tax	-	-	0.2	0.3	0.1	-	-	-
Gain from disposal of discontinued operations, net of tax	-	-	-	-	4.9	0.2	-	-
Net income (loss)	$ 7.8	$ 0.0	$ 2.3	$ 1.5	$ 6.1	$ (0.5)	$ 1.3	$ (7.7)
Basic earnings (loss) per share								
Continuing operations	$ 0.67	$ -	$ 0.18	$ 0.10	$ 0.09	$ (0.05)	$ 0.11	$ (0.60)
Discontinued operations	-	-	0.01	0.03	0.01	-	-	-
Disposal of discontinued operations	-	-	-	-	0.40	0.01	-	-
Earnings (loss) per share	$ 0.67	$ -	$ 0.19	$ 0.13	$ 0.50	$ (0.04)	$ 0.11	$ (0.60)
Diluted earnings (loss) per share								
Continuing operations	$ 0.66	$ -	$ 0.18	$ 0.10	$ 0.09	$ (0.05)	$ 0.11	$ (0.60)
Discontinued operations	-	-	0.01	0.03	0.01	-	-	-
Disposal of discontinued operations	-	-	-	-	0.40	0.01	-	-
Earnings (loss) per share	$ 0.66	$ -	$ 0.19	$ 0.13	$ 0.50	$ (0.04)	$ 0.11	$ (0.60)
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	11.6	11.7	11.7	11.7	12.2	12.5	12.7	12.7
Weighted avg. shares outstanding: Diluted	11.6	11.7	11.8	11.8	12.3	12.5	12.8	12.7

Actual amounts may differ due to rounding.

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